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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the registration of $750,000,000 of debt securities (Registration No. 333-67943) of our reports dated February 19, 1999 with respect to the consolidated financial statements of American Standard Inc. and the financial statement schedule included in this Annual Report (Form 10-K) of American Standard Inc.

                                                  Ernst & Young LLP


New York, New York
April 6, 1999